Registration No.: 333-131542

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ADCARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OHIO	31-1332119
(STATE OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)
5057 Troy Road
Springfield, Ohio 45502-9032
(Address and telephone number
of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	AMEX
Warrants to Purchase Common Stock	AMEX
Units (Consisting of Common Stock and Warrants)	AMEX
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to the General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-131542
Securities to be registered pursuant to Section 12(g) of the Act:
     None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Units, Common Stock and Warrants being registered set forth under the caption “Description of Capital Stock” in the prospectus contained in the registrant’s Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the Securities and Exchange Commission on February 3, 2006 and as subsequently amended (the “Registration Statement”), is incorporated by reference in response to this item.
Item No. 2. Exhibits

Exhibit	Description of Exhibit

1.	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2.	Code of Regulations of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement).

3.	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).

4.	Specimen Unit Certificate (incorporated by reference to Exhibit 4.2 of the Registration Statement).

5.	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement).

6.	Form of Warrant Agreement, dated ___, 2006 (incorporated by reference to Exhibit 4.4 of the Registration Statement).

7.	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.6 of the Registration Statement).

8.	Form of Warrant to Purchase Common Stock dated ___, 2005 (incorporated by reference to Exhibit 10.5 of the Registration Statement).

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AdCare Health Systems, Inc. (Registrant)

	By:	/s/ David A. Tenwick

David A. Tenwick, Chairman
Dated: November 7, 2006